Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE BEAR STEARNS 14TH ANNUAL RETAIL, RESTAURANTS & CONSUMER CONFERENCE

HOUSTON, TX, February 27, 2008 - Stage Stores, Inc. (NYSE: SSI) announced today that it will make a presentation at the Bear Stearns 14th Annual Retail, Restaurants & Consumer Conference on Tuesday, March 4, 2008, at 9:45 a.m. Eastern Time.  The conference is being held at Bear Stearns Headquarters in New York City.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's web site at www.stagestores.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will use at the Bear Stearns Conference will be available for viewing in the Investor Relations section of the Stage Stores web site prior to the start of the Company’s presentation.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 694 stores located in 35 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

###